UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 28, 2010

APPLIED ENERGETICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3590 East Columbia Street, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 29, 2010, Applied Energetics, Inc. (the “Company”) issued a press release announcing that it received notice from The Nasdaq Stock Market (“NASDAQ”) confirming that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market.

As previously reported on Form 8-K dated September 23, 2009, the Company received notice from NASDAQ on September 17, 2009 that it was not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Global Market pursuant to Marketplace Rule 5450(a)(2) (the “Rule”).  On March 3, 2010, the Company’s common stock was transferred to the Nasdaq Capital Market as a result of this failure and the Company was provided with 180 days, or until September 13,2010, to come into compliance with the Rule.  On April 28, 2010, NASDAQ confirmed to the Company that, as a result of the Company’s common stock closing with a bid price of $1.00 per share or greater for at least ten consecutive trading days, the Company has come back into compliance with the Rule.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  99.1  Press Release dated April 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.
(Registrant)

By:	/s/ HUMBERTO A. ASTORGA
Humberto A. Astorga
Principal Financial Officer

Date:  April 29, 2010